UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 8, 2006 (December 5, 2006)
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08972	95-3983415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Indymac Identification No.)
888 East Walnut Street, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Senior Manager Deferred Compensation Plan
     On December 5, 2006, the Board of Directors of IndyMac Bancorp, Inc. (“Indymac”) approved the IndyMac Bancorp, Inc. Senior Manager Deferred Compensation Plan (“Plan”).
     The purpose of the Plan is to provide for the deferral of certain cash incentive awards (“Cash Awards”) issued under Indymac’s 2002 Incentive Plan, as Amended and Restated, or other incentive plans that Indymac may maintain from time to time. Employees and officers of Indymac and its affiliates who are senior managers are eligible to participate in the Plan. The Management Development and Compensation Committee of the Board of Directors will designate which Cash Awards will be deferred under the Plan as well as the vesting period for the Cash Awards. Upon the Committee’s determination of the cash value of a participant’s Cash Award, which typically will be conditioned upon the satisfaction of pre-established performance conditions, such amount will be automatically deferred into the participant’s deferral account under the Plan.
     The deferral account may consist of an interest earning sub-account, the proceeds of which will be payable in cash, and/or a stock earning sub-account, the proceeds of which will be distributed in the form of Indymac common stock. Indymac intends to establish a “rabbi” trust for the purpose of informally funding the Plan. As soon as practicable following the deferral date of a Cash Award, the trustee will use any cash allocated to deferral in stock earning sub-accounts to purchase shares of Indymac common stock in the market. Participants will not have any interest in any particular assets of Indymac by reason of any obligation created under the Plan. No shares will be newly issued by Indymac in connection with the Plan.
     Each participant will specify the amount of his or her Cash Award to be allocated to each sub-account. Interest accrues in the participant’s interest earning sub-account immediately upon deferral, at a rate determined on an annual basis by the Committee. The number of shares credited to the participant’s stock earning sub-account will be determined by comparing the amount of the Cash Award that the participant elected to allocate to his or her stock earning sub-account to the aggregate number of shares purchased by the trustee with the amount of awards which all participants elected to allocate to their stock earning sub-accounts. Dividends paid on the shares credited to a participant’s stock earning sub-account, if any, will be credited as additional shares of common stock. No interest will be credited with respect to any balance in a participant’s stock earning sub-account.

     Participants will receive a distribution of their deferral account in accordance with the payment date selected by the participant, which date may not be earlier than the vesting date of the Cash Award. Upon a participant’s death prior to distribution of his or her deferral account, the remaining balance will be distributed in a single lump sum payment to his or her beneficiary. In the event that a participant’s Cash Award does not vest, he or she will forfeit all interest credited under his or her interest earning sub-account and all shares credited under his or her stock earning sub-account.
     A copy of the Plan is attached hereto as Exhibit 10.1.
Item 8.01. Other Events.
     The Indymac Direct Stock Purchase Plan (“DSPP”) allows investors to invest in Indymac common stock, up to a maximum of $10,000 per month, per account, with an initial minimum investment of $250. Indymac may waive the maximum investment limit upon request in individual cases pursuant to the terms of the DSPP, as outlined in the DSPP Prospectus dated June 30, 2006. The DSPP also allows for the reinvestment of dividends paid on Indymac common stock held in the DSPP.
     An updated Appendix A, containing the various dates relative to the payment of dividends and the waiver of the maximum investment limit in 2007, is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits
Exhibits
10.1	IndyMac Bancorp, Inc. Senior Manager Deferred Compensation Plan effective December 5, 2006.

99.1	IndyMac Bancorp, Inc. Direct Stock Purchase Plan, Appendix A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: December 8, 2006	By:	/s/ Terrence O. Hughes
Terrence O. Hughes
Executive Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	IndyMac Bancorp, Inc. Senior Manager Deferred Compensation Plan effective December 5, 2006.

99.1	IndyMac Bancorp, Inc. Direct Stock Purchase Plan, Appendix A.